UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Home Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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April 2, 2009

Dear Shareholder:

You are cordially invited to attend the first Annual Meeting of Shareholders of Home Bancorp, Inc. The meeting will be held at the main office of Home Bank located at 503 Kaliste Saloom Road, Lafayette, Louisiana 70508, on Tuesday, May 12, 2009 at 9:00 a.m., Central Daylight Time.

At the Annual Meeting, you will be asked to elect three directors for a three-year term and to consider and approve the adoption of the Company’s 2009 Stock Option Plan and its 2009 Recognition and Retention Plan. Each of these matters is more fully described in the accompanying materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person at the Annual Meeting, but will ensure that your vote is counted if you are unable to attend.

Your continued support of Home Bancorp, Inc. is sincerely appreciated.

Very truly yours,

John W. Bordelon
President and Chief Executive Officer

HOME BANCORP, INC.

503 Kaliste Saloom Road

Lafayette, Louisiana 70508

(337) 237-1960

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	9:00 a.m., Central Daylight Time, Tuesday, May 12, 2009

PLACE	Home Bank Main Office
503 Kaliste Saloom Road
Lafayette, Louisiana

ITEMS OF BUSINESS	(1) To elect three directors for a three-year term expiring in 2012 and until their successors are elected and qualified;
(2) To consider and approve the adoption of the 2009 Stock Option Plan;
(3) To consider and approve the adoption of the 2009 Recognition and Retention Plan and Trust Agreement; and
(4) To transact such other business, as may properly come before the meeting or at any adjournment thereof. We are not aware of any other such business.

RECORD DATE	Holders of Home Bancorp common stock of record at the close of business on March 16, 2009 are entitled to vote at the meeting.

ANNUAL REPORT	Our 2008 Annual Report on Form 10-K is enclosed but is not a part of the proxy solicitation materials.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most shareholders whose shares are held in “street” name can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Henry W. Busch, Jr.
Corporate Secretary

April 2, 2009

HOME BANCORP, INC.

PROXY STATEMENT

ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

We are furnishing this proxy statement to holders of common stock of Home Bancorp, Inc., the holding company of Home Bank. We are soliciting proxies on behalf of our Board of Directors to be used at the first Annual Meeting of Shareholders to be held at the main office of Home Bank located at 503 Kaliste Saloom Road, Lafayette, Louisiana, on Tuesday, May 12, 2009 at 9:00 a.m., Central Daylight Time, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. This proxy statement is first being mailed to shareholders on or about April 2, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 12, 2009. This proxy statement and our 2008 Annual Report on Form 10-K as well as directions to the annual meeting are available through our Investor Relations website at http://home24bank.investorroom.com.

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the election of directors and adoption of the Company’s 2009 Stock Option Plan and 2009 Recognition and Retention Plan and Trust Agreement. In addition, management will report on the performance of Home Bancorp and respond to questions from shareholders.

Who is entitled to vote?

Only our shareholders of record as of the close of business on the record date for the meeting, March 16, 2009, are entitled to vote at the meeting. On the record date, we had 8,926,875 shares of common stock issued and outstanding and no other class of equity securities outstanding. For each issued and outstanding share of common stock you own on the record date, you will be entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.

How do I submit my proxy?

After you have carefully read this proxy statement, indicate on your proxy form how you want your shares to be voted. Then sign, date and mail your proxy form in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the Annual Meeting.

Can I attend the meeting and vote my shares in person?

Yes. All shareholders are invited to attend the Annual Meeting. Shareholders of record can vote in person at the Annual Meeting. If your shares are held in “street” name, then you are not the shareholder of record and you must ask your broker or other nominee how you can vote at the Annual Meeting.

Can I change my vote after I return my proxy card?

Yes. If you are a shareholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.

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First, you may send a written notice to our Corporate Secretary, Mr. Henry W. Busch, Jr., Home Bancorp, Inc., 503 Kaliste Saloom Road, Lafayette, Louisiana 70508, stating that you would like to revoke your proxy.

•	Second, you may complete and submit a new proxy form. Any earlier proxies will be revoked automatically.

•	Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

If your shares are held in “street” name and you have instructed a broker or other nominee to vote your shares, you must follow directions from your broker or other nominee to change your vote.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of votes that all shareholders are entitled to cast on a particular matter will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

What are the Board of Directors’ recommendations?

The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement. In summary, the Board of Directors recommends that you vote FOR the nominees for director described herein, FOR adoption of the 2009 Stock Option Plan and FOR adoption of the 2009 Recognition and Retention Plan and Trust Agreement.

The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions contained in the proxy. If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

What vote is required to approve each item?

The election of directors will be determined by a plurality of the votes cast at the Annual Meeting. The three nominees for director receiving the most “for” votes will be elected. The affirmative vote of a majority of the total shares outstanding and entitled to vote at the annual meeting is required for approval of the proposals to adopt the 2009 Stock Option Plan and adopt the 2009 Recognition and Retention Plan and Trust Agreement. Abstentions are considered in determining the presence of a quorum, but will not affect the plurality vote required for the election of directors. Under applicable rules, the proposal to elect directors is considered a “discretionary” item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.

Your broker may not vote on the adoption of the 2009 Stock Option Plan and the 2009 Recognition and Retention Plan if you do not furnish instructions for such proposals. You should use the proxy card provided by the institution that holds your shares to instruct your broker to vote your shares or else your shares will be considered “broker non-votes.” Broker non-votes are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Under these rules, the proposals to adopt the 2009 Stock Option Plan and the 2009 Recognition and Retention Plan and Trust Agreement are not items on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the annual meeting. Because of the required vote, abstentions and “broker non-votes” will have the same effect as a vote against these proposals. And for the same reason, the failure of any Home Bancorp shareholder to vote by proxy or in person at the annual meeting will also have the effect of a vote against the proposals to adopt the 2009 Stock Option Plan and the 2009 Recognition and Retention Plan and Trust Agreement.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, CONTINUING

DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors (Proposal One)

Our Articles of Incorporation provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The directors are elected by our shareholders for staggered terms and until their successors are elected and qualified. No director is related to any other director or executive officer by first cousin or closer.

At this Annual Meeting, you will be asked to elect one class of directors, consisting of three directors, for a three-year term expiring in 2012 and until their successors are elected and qualified. Shareholders of Home Bancorp are not permitted to use cumulative voting for the election of directors. Our Board of Directors, by unanimous action of all of its independent directors, nominated Messrs. Henry W. Busch, Jr., Lester J. Dailey and John A. Hendry to a three-year term expiring in 2012. All of the Company’s current directors have served as directors of the Company since its organization in May 2008, and all of such directors also serve as directors of Home Bank, the Company’s wholly owned subsidiary. Mr. Dailey originally was elected to the board of directors of the Bank pursuant to the terms of a merger agreement whereby the Bank acquired Crowley Building and Loan Association in 2006. Pursuant to the terms of the merger agreement, the Bank also entered into an employment agreement with Mr. Dailey.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by our Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected. The Company’s Bylaws currently provide that no director “… shall serve as such beyond the annual meeting … immediately following the director becoming seventy-two.” Mr. Dailey currently is 70 years of age and, if re-elected, will not complete his three-year term unless this provision in the Company’s Bylaws is amended.

The following tables present information concerning the nominees for director and each director whose term continues, all of whom also serve as directors of Home Bank. Ages are reflected as of March 16, 2009. Where applicable, service as a director includes service as a director of Home Bank.

Nominees for Director for a Three-Year Term Expiring in 2012

Name	Age	Principal Occupation During the Past Five Years/Public Directorships	Director of the Bank Since
Henry W. Busch, Jr.	68	Director and Secretary. President of Mike Baker Brick of Lafayette, Louisiana.	1993

Lester J. Dailey	70	Director and First Vice President of Home Bank since July 2006. Former Vice President and Chief Executive Officer of Crowley Building & Loan Association, Crowley, Louisiana from 1980 through June 2006.	2006

John A. Hendry	59	Director. Pediatric Dentist, Lafayette, Louisiana.	2000

The Board of Directors recommends that you vote FOR election of the nominees for director.

Members of the Board of Directors Continuing in Office

Directors Whose Term Expires in 2010

Name	Age	Principal Occupation During the Past Five Years/Public Directorships	Director of the Bank Since
Michael P. Maraist	61	Chairman of the Board. Owner and Chief Financial Officer of Timco Services Inc., a provider of oilfield tools and services located in Lafayette, Louisiana.	2004

Richard J. Bourgeois	62	Director. Physician and surgeon, Lafayette, Louisiana.	1994

Directors Whose Term Expires in 2011

Name	Age	Principal Occupation During the Past Five Years/Public Directorships	Director of the Bank Since
John W. Bordelon	53	Director, President and Chief Executive Officer of Home Bank since 1993. Previously served in various management and other positions since joining the Bank in 1981.	1990

Paul J. Blanchet, III	54	Director. Partner in Broussard Poche Lewis & Breaux, LLP. a public accounting firm located in Lafayette, Louisiana.	2002

Marc W. Judice	62	Director. President of Judice & Adley PLC, a law firm located in Lafayette, Louisiana.	1996

Executive Officers Who Are Not Directors

Darren E. Guidry. Age 46. Mr. Guidry has served as an Executive Vice President and Chief Lending Officer for the Bank since 1993.

Scott T. Sutton. Age 55. Mr. Sutton joined the Bank in August 2008 as Executive Vice President and Chief Operations Officer. Previously, Mr. Sutton served as Senior Vice President of Operations of Teche Federal Bank since August 1999, and prior thereto, as Senior Vice President of IberiaBank.

Joseph B. Zanco. Age 39. Mr. Zanco joined the Bank in April 2008 as Executive Vice President and Chief Financial Officer. Previously, Mr. Zanco served as Controller at IberiaBank Corporation since May 2003 and, prior thereto, as Internal Audit Manager at IberiaBank.

In accordance with Home Bancorp’s Bylaws, our executive officers are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors.

Director Compensation

Directors of Home Bancorp are not compensated separately by Home Bancorp. The directors also serve as directors of Home Bank and are compensated by Home Bank for such service.

The Bank’s directors currently receive an annual retainer of $14,000 plus $500 per Board meeting attended. During 2008, the Bank’s directors received an annual retainer of $10,100 plus fees for each Board meeting attended, which attendance fees were $1,600 per meeting during the first four months of 2008 and $500 per meeting for the remainder of 2008.

The table below summarizes the total compensation paid to the Bank’s directors for the fiscal year ended December 31, 2008, except for Mr. Bordelon who is in the Summary Compensation Table below.

Name	Fees Earned or Paid in Cash	All Other Compensation		Total
Michael P. Maraist	$34,150	$—		$34,150
Paul J. Blanchet, III	26,800	—		26,800
Richard J. Bourgeois	24,350	—		24,350
Henry W. Busch, Jr.	30,300	—		30,300
Lester J. Dailey	20,500	84,849	(1)	105,349
John A. Hendry	23,850	—		23,850
Marc W. Judice	28,900	—		28,900

(1)	Includes salary of $75,000, employer contributions under the Bank’s 401(k) Profit Sharing Plan, shares allocated under the Company’s Employee Stock Ownership Plan (the “ESOP”) and automobile expense. Mr. Dailey previously served as Vice President and Chief Executive Officer of Crowley Building and Loan Association. At the time of the Bank’s acquisition of the association in June 2006, it entered into an agreement with Mr. Dailey which provides that he shall be employed by the Bank as First Vice President and Crowley City President. The employment agreement provides for a minimum base salary of $75,000 and has a three-year term with automatic one-day extensions on a daily basis, unless notice is given not to extend the agreement, subject to a final termination date of December 31, 2011.

Committees and Meetings of the Board of Directors

During the year ended December 31, 2008, the Board of Directors of Home Bancorp, met five times. No director of Home Bancorp attended fewer than 75% of the aggregate of the total number of Board meetings held during the period for which he has served as a director and the total number of meetings held by all committees of the Board on which he served. A majority of our directors are independent directors as defined in the Nasdaq listing standards. The Board of Directors has determined that Messrs. Blanchet, Bourgeois, Busch, Hendry, Judice and Maraist are independent directors. Members of the Board also serve on committees of Home Bank.

Membership on Certain Board Committees. The Board of Directors of Home Bancorp has established an Audit Committee and a Compensation Committee. The following table sets forth the membership of such committees as of the date of this proxy statement.

Name	Audit Committee	Compensation Committee
John W. Bordelon
Paul J. Blanchet, III	**	*
Richard J. Bourgeois	*
Henry W. Busch, Jr.
Lester J. Dailey
John A. Hendry	*	*
Marc W. Judice	*	*
Michael P. Maraist		**
** Chairman.

Audit Committee. The Audit Committee reviews with management and our independent registered public accounting firm Home Bancorp’s systems of internal controls, reviews our annual financial statements, including the Form 10-K and monitors Home Bancorp’s adherence to generally accepted accounting principles in our accounting and financial reporting. The Audit Committee is currently comprised of four directors, all of whom are independent directors as defined in the Nasdaq’s listing standards. Mr. Blanchet, a certified public accountant and partner in the accounting firm of Broussard Poche Lewis & Breaux LLP, has been designated as our Audit Committee Financial Expert by the Board of Directors. The Audit Committee of Home Bancorp met 12 times in 2008. The committee’s charter is available on our website at www.home24bank.com under the Investor Relations heading.

Compensation Committee. It is the responsibility of the Compensation Committee of Home Bancorp to set the compensation of Home Bancorp’s Chief Executive Officer and Chief Financial Officer as well as the other named executive officers. The Compensation Committee of Home Bancorp met two times in 2008. Each of the current members of the Compensation Committee is an independent director as defined in the Nasdaq listing standards. The Compensation Committee does not currently have a charter, but expects to consider and adopt a charter during 2009.

Directors’ Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board of Directors at annual meetings of shareholders, we expect that our directors will attend.

Director Nominations

The Company does not have a Nominating Committee of the Board of Directors. Instead, nominations are made by a majority of the Board’s independent directors. The Board of Directors considers various criteria when selecting individuals for nomination including: ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), local or community ties, minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially.

The board also may consider the extent to which the candidate would fill a present need on the Board of Directors. The Board of Directors will also consider candidates for director suggested by our management or shareholders. Any shareholder wishing to make a nomination must follow our procedures for shareholder nominations, which are described under “Shareholder Proposals, Nominations and Communications with the Board of Directors” at page 23.

Code of Conduct and Ethics

Home Bancorp maintains a comprehensive Code of Conduct and Ethics which requires that our directors, officers and employees avoid conflicts of interest; maintain the confidentiality of information relating to Home Bancorp and its customers; engage in transactions in the common stock only in compliance with applicable laws and regulations and the requirements set forth in the Code of Conduct and Ethics; and comply with other requirements which are intended to ensure that they conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of Home Bancorp. Our Code of Conduct and Ethics specifically imposes standards of conduct on our chief executive officer, chief financial and accounting officer and other persons with financial reporting responsibilities who are identified in regulations issued by the U.S. Securities and Exchange Commission (the “SEC”) dealing with corporate codes of conduct.

Our directors, officers and employees are required to affirm in writing that they have reviewed and understand the Code of Conduct and Ethics. A copy of our Code of Conduct and Ethics is available on our website at www.home24bank.com under the Investor Relations heading. In accordance with the listing requirements of The Nasdaq Stock Market, we will disclose on the SEC’s Form 8-K, the nature of any amendments to this Code of Conduct and Ethics (other than technical, administrative, or other non-substantive amendments), our approval of any material departure from a provision of this Code of Conduct and Ethics, and our failure to take action within a reasonable period of time regarding any material departure from a provision of this Code of Conduct and Ethics that has been made known to any of our executive officers.

MANAGEMENT COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives. Our compensation committee has the responsibility for establishing and reviewing our compensation philosophy and objectives. In this role, the compensation committee has sought to design a compensation structure that attracts and retains qualified and experienced officers and, at the same time, is reasonable and competitive. Our compensation has consisted primarily of cash compensation, salary and bonuses, and retirement benefits. We expect that our proposed stock-based benefit plans will play a significant role in our future compensation considerations, particularly for our named executive officers (President and Chief Executive Officer, Executive Vice President and Chief Lending Officer and Executive Vice President and Chief Financial Officer, and Executive Vice President and Chief Operating Officer).

Role of Executive Officers and Management. The President and Chief Executive Officer provides recommendations to the compensation committee on matters of compensation philosophy, plan design and the general guidelines for employee compensation. These recommendations are then considered by the compensation committee. The President and Chief Executive Officer generally attends compensation committee meetings but is not present for any discussion of his own compensation.

During 2007, the Bank retained Amalfi Consulting. Periodically, the bank retains a nationwide benefits consulting firm to review its compensation structure. The firm, Amalfi Consulting, reviews our compensation practices and compares them with compensation practices, including salary, bonus and supplemental executive retirement plans, for approximately 17 regional banks and thrift institutions. Amalfi Consulting also assisted the compensation committee in evaluating the cash bonus program and salary continuation plans described below. The compensation committee considered Amalfi Consulting’s review of compensation levels in establishing the compensation amounts for the Bank’s named executive officers in 2008.

Elements of Executive Compensation. When setting the compensation of our executive officers, the compensation committee generally targets compensation at the median of our peer group with respect to each of our components of compensation. The compensation we provide to our executive officers and other employees primarily consists of the following:

•	annual base salary;

•	annual cash bonuses which are discretionary;

•	retirement benefits; and

•	perquisites and other personal benefits.

Base Salary. We provide named executive officers and other employees with base salary to compensate them for services rendered during the year. Base salary ranges for named executive officers are determined for each employee based on his or her position and responsibility, performance and compensation levels paid by our peers to executives in similar positions. Merit increases normally take effect in March of each year.

During its review of base salaries for executives, the compensation committee primarily considers:

•	market data;

•	internal review of the executive’s compensation, both individually and relative to other officers;

•	individual performance of the executive;

•	qualifications and experience of the officer; and

•	the financial condition and results of operations of the bank company.

Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Cash Bonuses. In addition to base salary, we have established incentive plans for many senior executives of the bank company. The amount of these cash bonuses typically have a stated target based upon reaching desired goals and a predetermined range above and below the target for fluctuations in employee and bank performance. The compensation committee has determined that such bonuses were appropriate in light of bonuses paid to officers with the same position at comparable institutions, as reported in publicly available salary surveys. The committee has developed specific individual or bank performance targets as a measure to determine bonus amounts for each participant. All cash bonuses are evaluated by the compensation committee and approved by the board of directors. For 2008, the bonuses to Messrs. Bordelon, Zanco and Guidry were $40,169, $37,079 and $23,670 respectively, and were determined based upon consideration of the matrix shown below.

Name	Components	Weight	Threshold	Target	Maximum
John W. Bordelon	Return on average assets	50%	0.765%	0.90%	1.035%
	Strategic objectives	20%	Below	Meets	Above
	Efficiency ratio	15%	78.87%	68.58%	58.29%
	Core deposit growth	15%	10.89%	12.81%	14.73%
	Bonus as a percentage of base salary		0	30%	50%

Darren E. Guidry	Return on average assets	30%	0.765%	0.90%	1.035%
	Efficiency ratio	10%	65.34	62.23	59.12
	Core deposit growth	15%	10.89%	12.81%	14.73%
	Commercial loan portfolio growth	25%	9.47%	12.63%	15.16%
	Baton Rouge Development	10%	9.47%	12.63%	15.16%
	Mortgage loan profitability	10%	0.85	1.0	1.15
	Bonus as a percentage of base salary		0	25%	40%

Joseph B. Zanco	Return on average assets	40%	0.765%	0.90%	1.035%
	Efficiency ratio	30%	78.87%	68.58%	58.29%
	Core deposit growth	10%	10.89%	12.81%	14.73%
	Conversion Performance	20%	Below Average	Average	Above Average
	Bonus as a percentage of base salary		0	25%	40%

Bonus payments are also subject to the Company’s satisfaction of OTS examination and audit standards as well as consideration of subjective individual performance evaluations.

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Retirement and Other Benefits. We also provide all of our employees, including our named executive officers, with tax-qualified retirement benefits through our profit sharing/401(k) plan. All employees who meet the age and service requirements participate in the profit sharing/401(k) plan on a non-discriminatory basis. We provide a 401(k) match to employee contributions, up to specified amounts, and we have historically made an annual profit sharing contribution, which is typically calculated as a percentage of the bank’s net income and then is contributed proportionately to employee’s accounts based on salary level. Since the bank has adopted an ESOP Plan, the annual profit sharing contribution will be eliminated for 2009.

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The Company implemented an employee stock ownership plan, a tax-qualified plan which purchased 8.0% of the stock in the Company’s initial public stock offering. This plan provides all of our employees who meet the age and service requirements with a stake in the future performance of our common stock. The employee stock ownership plan is an equity based plan available to all ranks of employees.

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We also offer various fringe benefits to all of our employees, including our named executive officers, including group policies for medical insurance. We provide individual coverage to employees, with the employee being responsible for approximately 35% of the premium. Our President and Chief Executive Officer is provided an automobile and is charged on his W-2 for the personal mileage. The Chief Lending Officer and Chief Operating Officer receive a monthly auto allowance, as do the

Bank’s Head of Commercial Lending, Marketing Director and Retail Sales Manager. We pay club dues for the Chief Executive Officer, Chief Lending Officer, and Head of Commercial Lending. The Chief Executive Officer has a club membership for lunch meetings with customers. The compensation committee believes such benefits are appropriate and assist such officers in fulfilling their employment obligations.

Additional Components of Executive Compensation.

In August 2007, we entered into a salary continuation plan with our President and Chief Executive Officer which will provide supplemental retirement benefits equal to $180,000 per year for 10 years upon retirement at normal retirement age or upon death, disability or termination in connection with or following a change in control. The salary and continuation plan was deemed appropriate by the compensation committee in light of Mr. Bordelon’s years of service as an executive officer and as incentive to retain his services until retirement. We also entered into a salary continuation plan with our Chief Lending Officer, Darren E. Guidry, which will provide supplemental retirement benefits equal to $75,000 per year for 10 years upon his retirement at age 65. The salary continuation plan entered into with Mr. Guidry was deemed appropriate as an incentive to maintain his continued services until retirement. The compensation committee may consider additional plans of this type for any new executive officers of the Bank.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our chief executive officer, chief financial officer, and any other executive officer whose compensation exceeded $100,000 (which we refer to as the “named executive officers”) for the fiscal year ended December 31, 2008 and 2007.

Name and Principal Position	Year	Salary	Bonus	Change in Pension Value and Nonqualified Deferred Compensation Earnings(1)	All Other Compensation(2)	Total
John W. Bordelon President and Chief Executive Officer	2008	$215,000	$40,169	$46,959	$67,667	$369,795
	2007	185,600	54,757	761,362	70,713	1,072,432

Darren E. Guidry Executive Vice President and Chief Lending Officer	2008	137,000	23,670	10,754	36,788	208,212
	2007	116,085	27,739	174,362	37,246	355,432

Joseph B. Zanco(3) Executive Vice President and Chief Financial Officer	2008	99,018	37,079	n/a	5,006	141,103

Sandra S. Chalmers (4) Executive Vice President and Chief Financial Officer	2008	50,664	3,269	—	16,010	69,943
	2007	125,889	10,075	—	26,721	162,685

(1)	Reflects the increase in the actuarial present values of the salary continuation plans for Messrs. Bordelon and Guidry during 2008 and 2007, respectively. As the plans were established and initially funded during 2007, the amounts reflected for 2007 are the entire actuarial present values at December 31, 2007.
(2)	Includes for Messrs. Bordelon and Guidry employer contributions under the Bank’s 401(k) Profit Sharing Plan in the amount of $21,275 and $15,987, respectively, the payment of premiums for split dollar life insurance in the amount of $3,984 and $1,560, respectively, and payment for unused vacation; for Messrs. Bordelon and Guidry, club dues and personal use of a cellular telephone; and for Mr. Bordelon, director’s fees of $20,500 and the payment of premiums for long term disability insurance. For Mr. Zanco, includes payment for unused vacation and personal use of cellular telephone.
(3)	Mr. Zanco became Executive Vice President and Chief Financial Officer in April 2008.

(Footnotes continued on following page.)

(Footnotes continued from prior page.)

(4)	Ms. Chalmers resigned for personal reasons effective April 16, 2008. Ms. Chalmers was not entitled to any benefit under her salary continuation plan at the time of her resignation.

The Company has not granted any equity awards or stock options to date. The Company does not maintain any non-equity incentive plans.

Benefit Plans

Salary Continuation Agreements. Effective August 1, 2007, the Bank entered into a salary continuation agreement with its President, John W. Bordelon. The agreement provides that Mr. Bordelon will receive an annual retirement benefit for a period of 10 years, with the annual benefit equal to $180,000 if he retires at age 62 and increasing each additional year he remains employed until the annual benefit reaches $214,000 if he retires after age 65. The retirement benefits vest over a period of 10 years, with 50% of the benefit vesting in 2007. In the event of early retirement, the Bank will pay Mr. Bordelon his vested benefits in 120 equal monthly installments upon his attaining age 62. If Mr. Bordelon dies while still employed, the Bank will pay Mr. Bordelon’s beneficiary an annual benefit of $360,000 each year for five years, payable in monthly installments.

If Mr. Bordelon has a separation from service within 24 months following a change in control but prior to reaching age 62, the Bank shall pay him $180,000 per year in 12 equal monthly installments for ten years, beginning the earlier of 24 months after separation from service or age 62. If the separation from service occurs more than 24 months following a change in control, the annual benefit shall be distributed beginning at age 62.

Similar nonqualified salary continuation agreements were entered into with Darren E. Guidry and Sandra S. Chalmers, effective August 1, 2007. Ms. Chalmers did not have any vested benefit under her agreement when she resigned in April 2008, and she will not receive any benefits under her agreement. Mr. Guidry’s agreement provides for a retirement benefit of $75,000 per year if he remains employed until age 65, payable in equal monthly installments for a period of ten years. His retirement benefits vest over a period of 12 years, commencing August 1, 2008. In the event of early retirement, the Bank will pay Mr. Guidry his vested benefits in 120 equal monthly installments upon his attaining age 65. If Mr. Guidry dies while still employed, the Bank will pay his beneficiary an annual benefit of $75,000 each year for ten years, payable in monthly installments. If Mr. Guidry has a separation from service within 24 months following a change in control but prior to reaching age 65, the Bank shall pay him the vested portion of his annual benefit in a lump sum on the first day of the month following the separation from service. In each case, benefits are subject to a six-month delay to the extent required by the Internal Revenue Code.

The table below shows the present value of accumulated benefits payable to Messrs. Bordelon and Guidry under the salary continuation agreements. The salary continuation agreements do not include any provision regarding years of credited service. Ms. Chalmers, who terminated her employment in April 2008, did not and will not receive any payments or benefits under her salary continuation plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
John W. Bordelon	Salary Continuation Plan	n/a	$808,321	$—

Darren E. Guidry	Salary Continuation Plan	n/a	$185,116	$—

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(1)	Reflects the actuarial present value as of December 31, 2008, assuming normal retirement age (62 for Mr. Bordelon and 65 for Mr. Guidry). A discount rate of 6% was assumed in calculating the present value.

Potential Payments Upon Termination of Employment or Change in Control

Neither the Company nor the Bank had any employment, change in control or severance agreement with Messrs. Bordelon, Guidry or Zanco nor any severance plan or policy covering such executive officers as of December 31, 2008. As a result, if the employment of Messrs. Bordelon, Guidry or Zanco had been terminated as of December 31, 2008, either before or after a change in control, none of such executive officers would have been entitled to receive any cash severance. In addition, neither the Company nor the Bank has granted any stock options, restricted stock awards or other equity rights to date.

The following summarizes the benefits that Messrs. Bordelon, Guidry and Zanco would have been entitled to receive, based on their compensation arrangement for 2008, if their employment had been terminated as of December 31, 2008 due to the reasons set forth below. The following discussion excludes benefit plans which are generally available to all salaried employees and which do not discriminate in scope, terms or operation in favor of executive officers. As a result, the following discussion excludes benefits that would be paid under our ESOP and 401(k) Plan, earned but unpaid salary and bonuses, payments for accrued but unused vacation leave, and reimbursable expenses.

SERP Benefits. As of December 31, 2008, the Bank had salary continuation agreements (the “SERPs”) with each of Mr. Bordelon and Mr. Guidry. If Mr. Bordelon remains employed with us until his normal retirement date of age 62, the agreement will provide him with a fixed supplemental retirement benefit of $180,000 per year for 10 years. If his employment is terminated prior to age 62, other than in the event of death, disability or in connection with or following a change in control, he will receive his vested benefits under the agreement over a period of 10 years, with the payments to commence after he reaches age 62. His vested benefits amounted to $990,000 ($99,000 per year for 10 years) at December 31, 2008. If Mr. Bordelon’s employment had been terminated due to disability as of December 31, 2008, Mr. Bordelon would have been entitled to receive $101,250 per year for 10 years. If Mr. Bordelon’s employment had been terminated in connection with or within 24 months following a change in control as of December 31, 2008, he would have been entitled to receive $180,000 per year for 10 years commencing 24 months after his separation from service. If Mr. Guidry remains employed by us until his normal retirement date of age 65, his SERP agreement will provide him with a fixed supplemental retirement benefit of $75,000 per year for 10 years. If Mr. Guidry’s employment is terminated prior to age 65, other than in the event of death or in connection with or following a change in control, he will receive his vested benefits under the agreement over a period of 10 years, with the payments to commence after he reaches age 65. His vested benefits amounted to approximately $5,190 ($519 per year for 10 years) at December 31, 2008, before discounting to present value. If Mr. Guidry’s employment had been terminated in connection with or within 24 months following a change in control as of December 31, 2008, Mr. Guidry would have been entitled to receive a lump sum payment of approximately $15,000. The SERP benefits to Messrs. Bordelon and Guidry are subject to reduction in the event that such benefits, together with any other payments or benefits from us upon a change in control, would constitute a parachute payment under Section 280G of the Internal Revenue Code. If a change in control had occurred as of December 31, 2008, the SERP benefits would not have been subject to reduction. If Mr. Bordelon’s and Mr. Guidry’s employment had been terminated as of December 31, 2008 due to death, Mr. Bordelon’s estate or beneficiaries would have been entitled to receive $360,000 per year for five years and Mr. Guidry’s estate or beneficiaries would have been entitled to receive $75,000 per year for 10 years. See “– Benefit Plans – Salary Continuation Agreements.”

Life Insurance Benefits. If Messrs. Bordelon, Guidry or Zanco had died as of December 31, 2008, the beneficiaries or estate of each of them would have been entitled to receive aggregate life insurance proceeds under our group life policies and split dollar life insurance policies of approximately $1.0 million with respect to Mr. Bordelon, $690,000 with respect to Mr. Guidry and $730,000 with respect to Mr. Zanco.

Disability Benefits. If Messrs. Bordelon, Guidry or Zanco had terminated their employment as of December 31, 2008 due to disability, they would have been entitled to receive monthly disability benefits of approximately $10,750, $6,900 and $7,300, respectively, for as long as they remained disabled up to at least age 65, minus any Social Security disability benefits or other disability benefits under group insurance plans to which they would be entitled. The aggregate monthly disability benefits equal 60% of the executive’s monthly base salary.

Vested Tax-Qualified Retirement Plan. If the employment of Messrs. Bordelon, Guidry or Zanco had been terminated as of December 31, 2008, they would have been entitled to receive their vested benefits under our 401(k) plan in accordance with the terms of the tax-qualified plan.

Payment to Ms. Chalmers. Following her resignation on April 16, 2008, Ms. Chalmers received approximately $12,600 for her accrued but unused vacation leave and a prorated bonus of approximately $3,000 for 2008. She was also entitled to receive her vested benefits under our 401(k) plan in accordance with the terms of the tax-qualified plan. Ms. Chalmers was not entitled to receive any payments under her salary continuation agreement or any other cash severance payments.

Related Party Transactions

Loans and Extensions of Credit. The Bank offers loans to its directors, officers and employees as well as members of their immediate families and others who are considered “related persons” under Item 404 of Regulation S-K of the SEC. Any loans by the Bank to related persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank. These loans did not involve more than the normal risk of collectibility or present other unfavorable features.

Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution, such as the Bank, to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings institution with non-affiliated parties; unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution, and must not involve more than the normal risk of repayment or present other unfavorable features.

The aggregate amount of loans by the Bank to its named executive officers and directors was approximately $800,000 at December 31, 2008, or approximately 0.9% of total shareholders’ equity at such date. These loans were performing according to their original terms at December 31, 2008. None of the Bank’s loans to any of its directors, executive officers or any of their immediate family members were non-accrual, past due, restructured or deemed potential problem loans at December 31, 2008.

Review, Approval or Ratification of Transactions with Related Persons. Regulations of the Office of Thrift Supervision require that if any director or executive officer has any interest in a matter to be considered by the Bank’s board of directors, he or she must fully disclose such interest, refrain from participating in the board’s discussion of the matter and recuse him or herself from voting on the matter. The Bank and its directors and executive officers, adheres to the regulations of the Office of Thrift Supervision in acting upon any matter in which a director or executive officer has a direct or indirect personal interest. Such matters may be approved by the board provided that a majority of the non-interested directors conclude that the transaction is in the best interests of the Bank and consistent with all Federal regulations and the Bank’s policies. The board’s minutes will reflect the interest of the subject director or executive officer and note that he or she did not participate in the discussion of, or vote on, the matter.

Compensation Committee Interlocks and Insider Participation

Messrs. Blanchet, Hendry and Judice and Mr. Maraist, who is Chairman, serve as members of the Compensation Committee. None of the members of the Compensation Committee during 2008 was a current or former officer or employee of Home Bancorp or Home Bank other than Mr. Bordelon, who served on the Compensation Committee until September 2008, but did not participate in matters involving his own compensation. Mr. Bordelon no longer serves on the Compensation Committee. Nor did any member engage in certain transactions with Home Bancorp or Home Bank required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during 2008, which generally means that no executive officer of Home Bancorp served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Home Bancorp.

BENEFICIAL OWNERSHIP OF COMMON STOCK

BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 16, 2009, the voting record date, certain information as to the common stock beneficially owned by (a) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, (b) the directors of Home Bancorp, (c) certain executive officers of Home Bancorp named in the Summary Compensation Table; and (d) all directors and executive officers of Home Bancorp as a group.

Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership as of March 16, 2009(1)		Percent of Common Stock
Home Bancorp Employee Stock Ownership Plan Trust 503 Kaliste Saloom Road Lafayette, Louisiana 70508	714,150	(2)	8.0%

Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	510,094	(3)	5.7

Directors:
Paul J. Blanchet, III	15,000	(4)	*
Richard J. Bourgeois	100,000	(5)	1.1
John W. Bordelon	62,875	(6)	*
Henry W. Busch, Jr.	95,000	(7)	1.1
Lester J. Dailey	12,732	(8)	*
John A. Hendry	100,000	(9)	1.1
Marc W. Judice	105,000	(10)	1.2
Michael P. Maraist	125,000	(11)	1.4

Other Executive Officers:
Darren E. Guidry	25,334	(12)	*
Scott T. Sutton	20,733	(13)	*
Joseph B. Zanco	9,664	(14)	*

All Directors and Executive Officers as a Group (11 persons)	671,338		7.5

*	Represents less than 1% of our outstanding common stock.
(1)	Based upon filings made pursuant to the Securities Exchange Act of 1934 and information furnished by the respective individuals. Under regulations promulgated pursuant to the Securities Exchange Act of 1934, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares and none of the shares are pledged.
(2)	As of December 31, 2008, 8,927 shares held in the Home Bancorp Employee Stock Ownership Plan (“ESOP”) trust had been allocated to the accounts of participating employees. Amounts held by the plan trustees, Messrs. John W. Bordelon, Joseph B. Zanco, Michael P. Maraist and Henry W. Busch, Jr., reflect shares allocated to their individual accounts in the ESOP, in the case of Mr. Bordelon and exclude all other shares held in the trust. Under the terms of the ESOP, the plan trustees vote all allocated shares in accordance with the instructions of the participating employees. Any unallocated shares are generally required to be voted by the plan trustee in the same manner that the majority of the allocated shares have voted.
(3)	Wellington Management Company, LLP, an investment adviser, reports shared voting power with respect to 447,178 shares and shared dispositive power with respect to 510,094 shares, and that such shares are owned of record by clients of Wellington Management Company, LLP.

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(4)	Shares are held jointly with spouse and have been pledged to secure a loan.
(5)	Includes 14,345 shares owned by spouse, 10,655 shares held as custodian for spouse, 16,436 shares as custodian for reporting person and 25,000 shares held by Lafayette Investment Group, LLC.
(6)	Includes 49,350 shares held in the Bank’s Profit Sharing 401(k) Plan, 525 shares allocated to Mr. Bordelon’s account in the ESOP, over which Mr. Bordelon has voting power, and 3,000 shares held by Mr. Bordelon’s children. Mr. Bordelon has pledged 10,000 of his shares to secure a loan.
(7)	Includes 10,000 shares held by spouse and 25,000 shares held by the Busch Family Trust I.
(8)	Includes 3,272 shares held by the Bank’s Profit Sharing 401(k) Plan and 132 shares allocated to Mr. Dailey’s account in the ESOP, over which Mr. Dailey has voting power.
(9)	Includes 25,000 shares held by spouse and 25,000 shares held by John A. Hendry DDS, LLC.
(10)	Includes 30,000 shares owned by spouse and 20,000 shares held by MJMA, LLC.
(11)	Includes 20,000 shares held as custodian for child under a UTMA account, 25,000 shares held by MPM Resources, LLC, 5,000 shares held by PSI of Louisiana, Inc., 10,000 shares held by Mesa Properties, LLC, 10,000 shares held by Maraist Properties, Inc. and 25,000 shares held by LF Maraist Partnership, LLC.
(12)	Includes 50 shares held as custodian for children under a UTMA account, 25,000 shares held in the Bank’s Profit Sharing 401(k) Plan and 259 shares allocated to Mr. Guidry’s account in the ESOP, over which Mr. Guidry has voting power.
(13)	Includes 16,000 shares held by spouse.
(14)	Includes 6,664 shares held in the Bank’s Profit Sharing 401(k) Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors, and persons who own more than 10% of Home Bancorp’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. We know of no person who owns 10% or more of Home Bancorp’s common stock.

Based solely on our review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, the fiscal year ended December 31, 2008, our officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Securities Exchange Act of 1934 with the exception of Messrs. Maraist and Judice who neglected to include in their initial Form 4s all of the shares purchased in our initial public offering and deemed to be beneficially owned by them. Messrs. Maraist and Judice each have corrected their initial Form 4s by filing an amendment thereto.

PROPOSAL TO ADOPT THE 2009 STOCK OPTION PLAN (Proposal Two)

General

On February 16, 2009, the Board of Directors adopted the 2009 Stock Option Plan, which is designed to attract and retain qualified officers, employees and non-employee directors, provide officers, employees and non-employee directors with a proprietary interest in Home Bancorp as an incentive to contribute to our success and reward officers, employees and non-employee directors for outstanding performance. The Stock Option Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code and non-qualified or compensatory stock options (the incentive stock options and the non-qualified (compensatory) options are together called, the “options”). Options will be available for grant to officers, employees and directors of Home Bancorp and any subsidiary except that non-employee directors will be eligible to receive only awards of non-qualified options. The Board of Directors believes that the Stock Option Plan is in the best interest of Home Bancorp and our shareholders. If shareholder approval is obtained, options to acquire shares of common stock will be awarded to officers, employees and non-employee directors of Home Bancorp and Home Bank with an exercise price equal to the fair market value of the common stock on the date of grant.

Description of the Stock Option Plan

The following description of the Stock Option Plan is a summary of its terms and is qualified in its entirety by reference to the Stock Option Plan, a copy of which is attached hereto as Appendix A.

Administration. The Stock Option Plan will be administered and interpreted by the Compensation Committee of the Board of Directors that is currently comprised of Messrs. Michael P. Maraist, John A. Hendry, Marc W. Judice and Paul J. Blanchet, III.

Number of Shares Covered by the Stock Option Plan. A total of 892,687 shares of common stock have been reserved for future issuance pursuant to the Stock Option Plan which is equal to 10.0% of the currently outstanding common stock. The Stock Option Plan provides that grants to each officer or employee and each non-employee director shall not exceed 25% and 5% of the shares of common stock available under the Stock Option Plan, respectively. Option grants made to non-employee directors in the aggregate may not exceed 30% of the number of shares available under the Stock Option Plan. In the event of a stock split, subdivision, stock dividend or any other capital adjustment, the number of shares of common stock under the Stock Option Plan, the number of shares to which any option grant relates and the exercise price per share under any option shall be adjusted to reflect such increase or decrease in the total number of shares of common stock outstanding or such capital adjustment.

Stock Options. Under the Stock Option Plan, the Board of Directors or the committee appointed by the Board will determine which employees, including officers, and non-employee directors (including advisory or emeritus directors) will be granted options, whether such options will be incentive or compensatory options (in the case of options granted to employees), the number of shares subject to each option, the exercise price of each option and whether such options may be exercised by delivering other shares of common stock. Under the Stock Option Plan, the per share exercise price of both an incentive and a compensatory stock option must at least equal the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to individuals who beneficially own 10% or more of the issued and outstanding shares of Home Bancorp common stock).

Vesting. Options will generally become vested and exercisable at a rate no more rapid than 20% per year over five years, commencing one year from the date of grant. The right to exercise will be cumulative. However, no vesting may occur on or after a participant’s employment or service with Home Bancorp or any of our subsidiaries is terminated for any reason other than his death or disability. Unless the committee or Board of Directors specifies otherwise at the time an option is granted, all options granted to participants will become vested and exercisable in full on the date an optionee terminates his employment or service with Home Bancorp or a subsidiary company because of his death or disability or as of the effective date of a change in control.

Duration of Options. Each stock option or portion thereof will be exercisable at any time on or after it vests and is exercisable until the earlier of either: (1) ten years after its date of grant or (2) six months after the date on which the optionee’s employment or service terminates, unless the committee or the Board of Directors determines at the date of grant to extend such period of exercise for a period of up to three years from such termination. Unless stated otherwise at the time an option is granted, (a) if an optionee terminates his employment or service with Home Bancorp or a subsidiary company as a result of disability or retirement without having fully exercised his options, the optionee will have three years following his termination due to disability or retirement to exercise such options, and (b) if an optionee terminates his employment or service with Home Bancorp following a change in control of Home Bancorp without having fully exercised his options, the optionee shall have the right to exercise such options during the remainder of the original ten year term of the option. However, failure to exercise incentive stock options within 90 days after the date on which the optionee’s employment terminates may result in adverse tax consequences to the optionee. If an optionee dies while serving as an employee or a non-employee director or terminates employment or service as a result of disability or retirement and dies without having fully exercised his options, the optionee’s executors, administrators, legatees or distributees of his estate will have the right to exercise such options during the one year period following his death. In no event may any option be exercisable more than ten years from the date it was granted.

Transferability. Stock options generally are non-transferable except by will or the laws of descent and distribution, and during an optionee’s lifetime, may be exercisable only by the optionee or his guardian or legal representative. However, an optionee who holds non-qualified options may transfer such options to his or her immediate family, including the optionee’s spouse, children, stepchildren, parents, grandchildren and great grandchildren, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options which are so transferred will be exercisable by the transferee according to the same terms and conditions as applied to the optionee.

Paying for Shares. Payment for shares purchased upon the exercise of options may be made (a) in cash or by check, (b) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to Home Bancorp the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations or (c) if permitted by the committee or the Board of Directors, by delivering shares of common stock (including shares acquired pursuant to the previous exercise of an option) with a fair market value equal to the total purchase price of the shares being acquired pursuant to the option.

Term of the Stock Option Plan. Unless sooner terminated, the Stock Option Plan shall continue in effect for a period of ten years from February 16, 2009 assuming approval of the Stock Option Plan by our shareholders. Termination of the Stock Option Plan shall not affect any previously granted options.

Federal Income Tax Consequences. Under current provisions of the Internal Revenue Code, the federal income tax treatment of incentive stock options and compensatory stock options is different. Regarding incentive stock options, an optionee who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to Home Bancorp at any time as a result of such grant or exercise. An optionee, however, may be subject to the alternative minimum tax upon exercise of an incentive stock option. With respect to compensatory stock options, the difference between the fair market value of the shares on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and Home Bancorp will be entitled to a deduction in the amount of income so recognized by the optionee.

Section 162(m) of the Internal Revenue Code generally limits the deduction for certain compensation in excess of $1.0 million per year paid by a publicly-traded corporation to its chief executive officer and the four other most highly compensated executive officers (“covered executives”). Certain types of compensation, including compensation based on performance goals, are excluded from the $1.0 million deduction limitation. In order for compensation to qualify for this exception: (a) it must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (b) the performance goal must be established by a compensation committee consisting solely of two or more outside directors, as defined; (c) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to, and approved by, shareholders in a separate vote prior to payment; and (d) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied (the “certification requirement”).

Treasury regulations provide that compensation attributable to a compensatory stock option is deemed to satisfy the requirement that compensation be paid solely on account of the attainment of one or more performance goals if: (a) the grant is made by a compensation committee consisting solely of two or more outside directors, as defined; (b) the plan under which the option right is granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee; (c) under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant; and (d) the stock option plan is disclosed to and subsequently approved by the shareholders. The certification requirement is not necessary if these other requirements are satisfied.

The Stock Option Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code and, as a result, we believe that compensation attributable to stock options granted under the Stock Option Plan in accordance with the foregoing requirements will be fully deductible under Section 162(m) of the Internal Revenue Code. The Board of Directors believes that the likelihood of any impact on Home Bancorp from the deduction limitation contained in Section 162(m) of the Internal Revenue Code is remote at this time.

The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Accounting Treatment. Home Bancorp will recognize the cost of employee services received in share-based payment transactions, including the Stock Option Plan, and measure the cost on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award.

Shareholder Approval. No options will be granted under the Stock Option Plan unless the Stock Option Plan is approved by shareholders. Shareholder approval of the Stock Option Plan will also satisfy The Nasdaq Stock Market® listing and federal tax requirements.

Options to be Granted. The Board of Directors of Home Bancorp adopted the Stock Option Plan, and the committee established thereunder intends to meet promptly after approval by shareholders to determine the specific terms of options, including the allocation of options to executive officers, employees and non-employee directors of Home Bancorp and Home Bank. At the present time, no specific determination has been made as to allocation of grants. The committee is also considering awarding options to certain non-executive officers and employees of Home Bank.

The Board of Directors recommends that you vote FOR adoption of the 2009 Stock Option Plan.

PROPOSAL TO ADOPT THE 2009 RECOGNITION AND

RETENTION PLAN AND TRUST AGREEMENT (Proposal Three)

General

On February 16, 2009, the Board of Directors adopted the 2009 Recognition and Retention Plan and Trust Agreement, the objective of which is to enable Home Bancorp to provide officers, employees and non-employee directors of Home Bancorp and Home Bank with a proprietary interest in Home Bancorp and as an incentive to contribute to our success. Officers, employees and non-employee directors of Home Bancorp and Home Bank who are selected by the Board of Directors of Home Bancorp or members of a committee appointed by the board will be eligible to receive benefits under the Recognition and Retention Plan. If shareholder approval is obtained, shares will be granted to officers, employees and non-employee directors as determined by the committee or the Board of Directors.

Description of the Recognition and Retention Plan

The following description of the Recognition and Retention Plan is a summary of its terms and is qualified in its entirety by reference to the Recognition and Retention Plan, a copy of which is attached hereto as Appendix B.

Administration. The Compensation Committee of the Board of Directors of Home Bancorp will administer the Recognition and Retention Plan, which currently consists of Messrs. Michael P. Maraist, John A. Hendry, Marc W. Judice and Paul J. Blanchet, III. The initial trustees of the Trust established pursuant to the Recognition and Retention Plan also will be the current members of the Compensation Committee.

Number of Shares Covered by the Recognition and Retention Plan. Upon shareholder approval of the Recognition and Retention Plan, Home Bancorp will contribute sufficient funds to the Recognition and Retention Plan Trust so that the Trust can purchase 357,075 shares of common stock, or 4.01% of the currently outstanding common stock. It is currently anticipated that these shares will be acquired through open market purchases to the extent available, although Home Bancorp reserves the right to issue previously unissued shares or treasury shares to the Recognition and Retention Plan. The issuance of new shares by Home Bancorp would be dilutive to the voting rights of existing shareholders and to Home Bancorp’s book value per share and earnings per share.

Grants. Shares of common stock granted pursuant to the Recognition and Retention Plan will be in the form of restricted stock generally payable over a five-year period at a rate no more rapid than 20% per year, beginning one year from the anniversary date of the grant. A recipient will be entitled to all shareholder rights with respect to shares which have been earned and distributed under the Recognition and Retention Plan. However, until such shares have been earned and distributed, they may not be sold, assigned, pledged or otherwise disposed of and are required to be held in the Trust. In addition, any cash dividends or stock dividends declared in respect of unvested share awards will be held by the Trust for the benefit of the recipients of such plan share awards and such dividends or returns of capital, including any interest thereon, will be paid out proportionately by the Trust to the recipients thereof as soon as practicable after the plan share awards are earned.

If a recipient terminates employment or service with Home Bancorp for reasons other than death, disability or change in control, the recipient will forfeit all rights to the allocated shares under restriction. All shares subject to an award held by a recipient whose employment or service with Home Bancorp or any subsidiary terminates due to death or disability shall be deemed earned as of the recipient’s last day of employment or service with Home Bancorp or any subsidiary and shall be distributed as soon as practicable thereafter. In the event of a change in control of Home Bancorp, all shares subject to an award shall be deemed earned as of the effective date of such change in control.

Federal Income Tax Consequences. Pursuant to Section 83 of the Internal Revenue Code, recipients of Recognition and Retention Plan awards will recognize ordinary income in an amount equal to the fair market value of the shares of common stock granted to them at the time that the shares vest. A recipient of a Recognition and Retention Plan award may elect to accelerate the recognition of income with respect to his or her grant to the time when shares of common stock are first issued to him or her, notwithstanding the vesting schedule of such awards. Home Bancorp will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by recipients of Recognition and Retention Plan awards in the year in which such amounts are included in income.

Section 162(m) of the Internal Revenue Code generally limits the deduction for certain compensation in excess of $1.0 million per year paid by a publicly-traded corporation to its covered executives. Certain types of compensation, are excluded from the $1.0 million deduction limitation. The restricted stock awards granted under the Recognition and Retention Plan will not be excluded from the $1.0 million limitation. However, the Board of Directors believes that the likelihood of any impact on Home Bancorp from the deduction limitation contained in Section 162(m) of the Internal Revenue Code is very remote at this time

The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Accounting Treatment. Home Bancorp will recognize a compensation expense as shares of common stock granted pursuant to the Recognition and Retention Plan vest. The amount of compensation expense recognized for accounting purposes is based upon the fair market value of the common stock at the date of grant to recipients, rather than the fair market value at the time of vesting for tax purposes, unless the grants are performance based. In such event, the fair market value on the date of vesting will be recognized as compensation expense. The vesting of plan share awards will have the effect of increasing Home Bancorp’s compensation expense and will be a factor in determining Home Bancorp’s earnings per share on a fully diluted basis.

Shareholder Approval. No awards will be granted under the Recognition and Retention Plan unless the Recognition and Retention Plan is approved by our shareholders. Shareholder approval of the Recognition and Retention Plan will also satisfy The Nasdaq Stock Market® listing requirements.

Shares to be Granted. The Board of Directors of Home Bancorp adopted the Recognition and Retention Plan and the committee established thereunder intends to grant shares to executive officers, employees and non-employee directors of Home Bancorp and Home Bank. The Recognition and Retention Plan provides that grants to each employee and each non-employee director shall not exceed

25% and 5% of the shares of common stock available under the Recognition and Retention Plan, respectively. Awards made to non-employee directors in the aggregate may not exceed 30% of the number of shares available under the Recognition and Retention Plan. Although, the committee expects to act promptly after receipt of shareholder approval to issue awards under the Recognition and Retention Plan, the timing of any such grants, the individual recipients and the specific amounts of such grants have not been determined.

The Board of Directors recommends that you vote FOR adoption of the 2009 Recognition and

Retention Plan and Trust Agreement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed Home Bancorp’s audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200 T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm such firm’s independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Home Bancorp’s Annual Report on Form 10-K for fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Members of the Audit Committee
Paul J. Blanchet, III, Chairman
Richard J. Bourgeois
John A. Hendry
Marc W. Judice

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in Home Bancorp’s 2009 Shareholder Meeting Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Home Bancorp’s proxy statement.

Members of the Compensation Committee

Michael P. Maraist, Chairman
Paul J. Blanchet, III
John A. Hendry
Marc W. Judice

SHAREHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS

WITH THE BOARD OF DIRECTORS

Shareholder Proposals. Any proposal which a shareholder wishes to have included in the proxy materials of Home Bancorp relating to the next annual meeting of shareholders of Home Bancorp must be received at the principal executive offices of Home Bancorp, Inc., 503 Kaliste Saloom Road, Lafayette, Louisiana, 70508, Attention: Henry W. Busch, Jr., Corporate Secretary, no later than December 3, 2009. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

Shareholder proposals that are not submitted for inclusion in Home Bancorp’s proxy materials pursuant to Rule 14a-8 may be brought before an Annual Meeting pursuant to Article 9.D. of Home Bancorp’s Articles of Incorporation. Notice of the proposal must also be given in writing and delivered to, or mailed and received at, our principal executive offices by December 3, 2009. The notice must include the information required by Article 9.D. of our Articles of Incorporation.

Shareholder Nominations. Our Articles of Incorporation provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the Board of Directors, other than those made by the Board or the Nominating Committee thereof, shall be made by a shareholder who has complied with the notice provisions in the Articles of Incorporation. Written notice of a shareholder nomination generally must be communicated to the attention of the Corporate Secretary and either delivered to, or mailed and received at, our principal executive offices not later than, with respect to an annual meeting of shareholders, 120 days prior to the anniversary date of the mailing of proxy materials by us in connection with the immediately preceding annual meeting of shareholders. For our annual meeting in 2010, this notice must be received by December 3, 2009. Each written notice of a shareholder nomination is required to set forth certain information specified in Article 6.F. of Home Bancorp’s Articles of Incorporation. We did not receive any shareholder nominations with respect to this Annual Meeting.

Other Shareholder Communications. Shareholders who wish to communicate with our Board of Directors may do so by sending written communications addressed to the Board of Directors of Home Bancorp, Inc., c/o Henry W. Busch, Jr., Corporate Secretary, 503 Kaliste Saloom Road, Lafayette, Louisiana 70508.

ANNUAL REPORTS

A copy of our Annual Report to Shareholders on Form 10-K for the year ended December 31, 2008 accompanies this proxy statement. Such report is not part of the proxy solicitation materials.

Upon receipt of a written request we will furnish to any shareholder without charge a copy of the exhibits to our Annual Report on Form 10-K for fiscal 2008. Such written requests should be directed to Mr. Henry W. Busch, Jr., Corporate Secretary, Home Bancorp, 503 Kaliste Saloom Road, Lafayette, Louisiana 70508. The Form 10-K is not a part of the proxy solicitation materials.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by Home Bancorp. Home Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of Home Bancorp’s common stock. Home Bancorp has retained Regan & Associates, Inc. to assist it in the solicitation of proxies for a fee of up to $10,000, including reimbursement of out-of-pocket expenses. In addition to solicitations by mail, directors, officers and employees of Home Bancorp also may solicit proxies personally or by telephone without additional compensation.

APPENDIX A

HOME BANCORP, INC.

2009 STOCK OPTION PLAN

ARTICLE I

ESTABLISHMENT OF THE PLAN

Home Bancorp, Inc. (the “Corporation”) hereby establishes this 2009 Stock Option Plan (the “Plan”) upon the terms and conditions hereinafter stated.

ARTICLE II

PURPOSE OF THE PLAN

The purpose of the Plan is to retain personnel of experience and ability in key positions by providing Employees and Non-Employee Directors with a proprietary interest in the Corporation and its Subsidiary Companies as compensation for their contributions to the Corporation and the Subsidiary Companies and as an incentive to make such contributions in the future. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind. Each recipient of an Option hereunder is advised to consult with his or her personal tax advisor with respect to the tax consequences under federal, state, local and other tax laws of the receipt and/or exercise of an Option hereunder.

ARTICLE III

DEFINITIONS

The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronouns shall include the feminine pronouns and the singular shall include the plural.

3.01 “Advisory Director” means a person appointed to serve as an advisory or emeritus director by the Board of the Corporation or a Subsidiary Company or any successors thereto.

3.02 “Bank” means Home Bank, the wholly owned subsidiary of the Corporation.

3.03 “Beneficiary” means the person or persons designated by an Optionee to receive any benefits payable under the Plan in the event of such Optionee’s death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Optionee’s surviving spouse, if any, or if none, his or her estate.

3.04 “Board” means the Board of Directors of the Corporation.

3.05 “Change in Control” shall mean a change in the ownership of the Corporation or the Bank, a change in the effective control of the Corporation or the Bank or a change in the ownership of a substantial portion of the assets of the Corporation or the Bank, in each case as provided under Section 409A of the Code and the regulations thereunder. In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Corporation, the Bank or a subsidiary of either of them, by the Corporation, the Bank, any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 3.05, the term “person” shall include the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

3.06 “Code” means the Internal Revenue Code of 1986, as amended.

3.07 “Committee” means a committee of two or more directors appointed by the Board pursuant to Article IV hereof.

3.08 “Common Stock” means shares of the common stock, $0.01 par value per share, of the Corporation.

3.09 “Director” means a member of the Board of Directors of the Corporation or a Subsidiary Company or any successors thereto, including Non-Employee Directors as well as Officers and Employees serving as Directors.

3.10 “Disability” means in the case of any Optionee that the Optionee: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Corporation or the Bank (or would have received such benefits for at least three months if he had been eligible to participate in such plan).

3.11 “Effective Date” means the date upon which the Board adopts this Plan.

3.12 “Employee” means any person who is employed by the Corporation or a Subsidiary Company, or is an Officer of the Corporation or a Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Corporation or a Subsidiary Company.

3.13 “Employer Group” means the Corporation and any Subsidiary Company which, with the consent of the Board, agrees to participate in the Plan.

3.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

3.15 “Exercise Price” means the price at which a share of Common Stock may be purchased by an Optionee pursuant to an Option.

3.16 “Fair Market Value” shall be equal to the fair market value per share of the Corporation’s Common Stock on the date an Option is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if the Common Stock is not readily tradable on an established securities market, the Fair Market Value shall be based upon a reasonable valuation method that complies with Section 409A of the Code and the regulations issued thereunder.

3.17 “Incentive Stock Option” means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

3.18 “Non-Employee Director” means a member of the Board (including advisory boards, if any) of the Corporation or any Subsidiary Company or any successor thereto, including an Advisory Director of the Board of the Corporation and/or any Subsidiary Company, or a former Officer or Employee of the Corporation and/or any Subsidiary Company serving as a Director or Advisory Director, who is not an Officer or Employee of the Corporation or any Subsidiary Company.

3.19 “Non-Qualified Option” means any Option granted under this Plan which is not an Incentive Stock Option.

3.20 “Officer” means an Employee whose position in the Corporation or Subsidiary Company is that of a corporate officer, as determined by the Board.

3.21 “Option” means a right granted under this Plan to purchase Common Stock.

3.22 “Optionee” means an Employee or Non-Employee Director or former Employee or Non-Employee Director to whom an Option is granted under the Plan.

3.23 “OTS” means the Office of Thrift Supervision.

3.24 “Retirement” means:

(a) A termination of employment which constitutes a “retirement” at the “normal retirement age” or later under Home Bank’s Profit Sharing 401(k) Plan or such other qualified pension benefit plan maintained by the Corporation or a Subsidiary Company as may be designated by the Board or the Committee, or, if no such plan is applicable, which would constitute “retirement” under the Home Bank Profit Sharing 401(k) Plan, if such individual were a participant in that plan, provided, however, that the provisions of this subsection (a) will not apply as long as an Optionee continues to serve as a Non-Employee Director, including service as an Advisory Director.

(b) With respect to Non-Employee Directors, retirement means retirement from service on the Board of Directors of the Corporation or a Subsidiary Company or any successors thereto (including retirement from service as an Advisory Director to the Corporation or any Subsidiary Company) after reaching normal retirement age as established by the Company.

3.25 “Stock Option Agreement” means the written agreement setting forth the number of shares subject to the Option, the exercise price thereof, designating the Option as an Incentive Stock Option or a Non-Qualified Option and such other terms of the Option as the Committee shall deem appropriate.

3.26 “Subsidiary Companies” means those subsidiaries of the Corporation, including the Bank, which meet the definition of “subsidiary corporations” set forth in Section 424(f) of the Code, at the time of granting of the Option in question.

ARTICLE IV

ADMINISTRATION OF THE PLAN

4.01 Duties of the Committee. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) address matters regarding the satisfaction of an Optionee’s tax withholding obligation pursuant to Section 12.02 hereof, (ii) to the extent permissible by applicable law and regulation, include arrangements to facilitate the Optionee’s ability to borrow funds for payment of the exercise or purchase price of an Option, if applicable, from securities brokers and dealers, and (iii) subject to any legal or regulatory restrictions or limitations, include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Option shall be final and binding in the absence of action by the Board.

4.02 Appointment and Operation of the Committee. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, each of whom shall be a Non-Employee Director, as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto. In addition, each member of the Committee shall be an (i) “outside director” within the meaning of Section 162(m) of the Code and regulations thereunder at such times as is required under such regulations and (ii) an “independent director” as such term is defined in Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market or any successor thereto. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

4.03 Revocation for Misconduct. The Board or the Committee may by resolution immediately revoke, rescind and terminate any Option, or portion thereof, to the extent not yet vested, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Options granted to a Non-Employee Director who is removed for cause pursuant to the Corporation’s Articles of Incorporation or Bylaws or the Bank’s Charter or Bylaws or the constituent documents of such other Subsidiary Company on whose board he serves shall terminate as of the effective date of such removal.

4.04 Limitation on Liability. Neither the members of the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Options granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, the Corporation shall pay ongoing expenses incurred by such member if a majority of disinterested directors concludes that such member may ultimately be entitled to indemnification, provided, however, that before making advance payment of expenses, the Corporation shall obtain an agreement that the Corporation will be repaid if such member is later determined not to be entitled to such indemnification.

4.05 Compliance with Laws and Regulations. All Options granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise would be contrary to applicable laws and regulations.

4.06 Restrictions on Transfer. The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Option granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

4.07 No Deferral of Compensation Under Section 409A of the Code. All Options granted under the Plan are designed to not constitute a deferral of compensation for purposes of Section 409A of the Code. Notwithstanding any other provision in this Plan to the contrary, all of the terms and conditions of any Options granted under this Plan shall be designed to satisfy the exemption for stock options set forth in the regulations issued under Section 409A of the Code. Both this Plan and the terms of all Options granted hereunder shall be interpreted in a manner that requires compliance with all of the requirements of the exemption for stock options set forth in the regulations issued under Section 409A of the Code. No Optionee shall be permitted to defer the recognition of income beyond the exercise date of a Non-Qualified Option or beyond the date that the Common Stock received upon the exercise of an Incentive Stock Option is sold.

ARTICLE V

ELIGIBILITY

Options may be granted to such Employees or Non-Employee Directors of the Corporation and its Subsidiary Companies as may be designated from time to time by the Board or the Committee. Options may not be granted to individuals who are not Employees or Non-Employee Directors of either the Corporation or its Subsidiary Companies. Non-Employee Directors shall be eligible to receive only Non-Qualified Options.

ARTICLE VI

COMMON STOCK COVERED BY THE PLAN

6.01 Option Shares. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in Article IX, shall be 892,687. None of such shares shall be the subject of more than one Option at any time, but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Options had been previously granted with respect to such shares. During the time this Plan remains in effect, the aggregate grants of Options to each Employee and each Non-Employee Director shall not exceed 25.0% and 5.0% of the shares of Common Stock available under the Plan, respectively, and Options granted to Non-Employee Directors in the aggregate may not exceed 30.0% of the number of shares available under this Plan, in each case subject to adjustment as provided in Article IX.

6.02 Source of Shares. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.

ARTICLE VII

DETERMINATION OF

OPTIONS, NUMBER OF SHARES, ETC.

The Board or the Committee shall, in its discretion, determine from time to time which Employees or Non-Employee Directors will be granted Options under the Plan, the number of shares of Common Stock subject to each Option, and whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee and Non-Employee Director, his or her present and potential contributions to the growth and success of the Corporation, his or her salary or other compensation and such other factors as the Board or the Committee shall deem relevant to accomplishing the purposes of the Plan. The Board or the Committee may but shall not be required to request the written recommendation of the Chief Executive Officer of the Corporation other than with respect to Options to be granted to him.

ARTICLE VIII

OPTIONS

Each Option granted hereunder shall be on the following terms and conditions:

8.01 Stock Option Agreement. The proper Officers on behalf of the Corporation and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Board or the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement. Any Option granted with the intention that it will be an Incentive Stock Option but which fails to satisfy a requirement for Incentive Stock Options shall continue to be valid and shall be treated as a Non-Qualified Option.

8.02 Option Exercise Price.

(a) Incentive Stock Options. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.09(b), and subject to any applicable adjustment pursuant to Article IX hereof.

(b) Non-Qualified Options. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted, subject to any applicable adjustment pursuant to Article IX hereof.

8.03 Vesting and Exercise of Options.

(a) General Rules. Incentive Stock Options and Non-Qualified Options shall become vested and exercisable at a rate no more rapid than 20% per year, commencing one year from the date of grant as shall be determined by the Committee, and the right to exercise shall be cumulative. Notwithstanding the foregoing, except as provided in Section 8.03(b) hereof, no vesting shall occur on or after an Employee’s employment and/or service as a Non-Employee Director (which, for purposes hereof, shall include service as an Advisory Director) with the Corporation or any of the Subsidiary Companies is terminated. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and deemed vested on the final date of vesting.

(b) Accelerated Vesting. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Corporation or a Subsidiary Company or service as a Non-Employee Director (including for purposes hereof service as an Advisory Director) because of his death or Disability (provided, however, no such accelerated vesting shall occur if a Recipient remains employed by or continues to serve as a Director (including for purposes hereof service as an Advisory Director) of at least one member of the Employer Group). Furthermore, notwithstanding the general rule contained in Section 8.03(a), all Options granted under this Plan shall become vested and exercisable in full as of the effective date of a Change in Control.

8.04 Duration of Options.

(a) General Rule. Except as provided in Sections 8.04(b) and 8.09, each Option or portion thereof granted to Employees and Non-Employee Directors shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) six (6) months after the date on which the Optionee ceases to be employed (or in the service of the Board of Directors) by the Corporation and all Subsidiary Companies, unless the Board of Directors or the Committee in its discretion decides at the time of grant to extend such period of exercise to a period not exceeding three (3) years. In the event an Incentive Stock Option is not exercised within 90 days of the effective date of termination of the Optionee’s status as an Employee, the tax treatment accorded Incentive Stock Options by the Code may not be available. In addition, the accelerated vesting of Incentive Stock Options provided by Section 8.03(b) may result in all or a portion of such Incentive Stock Options no longer qualifying as Incentive Stock Options. Notwithstanding anything herein to the contrary, to the extent applicable, all executive officers and directors of the Corporation must either exercise or forfeit any Options granted hereunder in the event that the Bank becomes critically undercapitalized (as defined in 12 C.F.R. § 565.4 or any successor thereto), is subject to OTS enforcement action or receives a capital directive from the OTS under 12 C.F.R. § 565.7.

(b) Exception for Termination Due to Disability, Retirement, Change in Control or Death. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted: (i) if an Employee terminates his employment with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Employee shall have the right, during the three (3) year period following his termination due to Disability or Retirement, to exercise such Options, and (ii) if a Non-Employee Director terminates his service as a director (including service as an Advisory Director) with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Non-Employee Director shall have the right, during the three (3) year period following his termination due to Disability or Retirement, to exercise such Options.

Subject to the provisions of Article IX hereof, unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee or Non-Employee Director terminates his employment or service with the Corporation or a Subsidiary Company following a Change in Control without having fully exercised his Options, the Optionee shall have the right to exercise such Options during the remainder of the original ten (10) year term (five-year term for options subject to Section 8.09(b)) of the Option from the date of grant.

If an Optionee dies while in the employ or service of the Corporation or a Subsidiary Company or terminates employment or service with the Corporation or a Subsidiary Company as a result of Disability or Retirement and dies without having fully exercised his Options, the executors, administrators, legatees or distributees of his estate shall have the right, during the one (1) year period following his death, to exercise such Options.

In no event, however, shall any Option be exercisable beyond the earlier of (i) ten (10) years from the date it was granted, or (ii) with respect to incentive stock options subject to Section 8.09(b), the original expiration date of the Option.

8.05 Nonassignability. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee’s lifetime shall be exercisable only by such Optionee or the Optionee’s guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Non-Qualified Options may transfer such Options to his immediate family or to a duly established trust for the benefit of one or more of these individuals. For purposes hereof, “immediate family” includes, but is not necessarily limited to, the Participant’s spouse, children (including step children), parents, grandchildren and great grandchildren. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section 8.05. Options which are transferred pursuant to this Section 8.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

8.06 Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

8.07 Payment for Shares. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee (i) in cash or by check, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Corporation the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations, or (iii) at the discretion of the Board or the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the previous exercise of an Option) equal in fair market value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or any combination of the foregoing.

8.08 Voting and Dividend Rights. No Optionee shall have any voting or dividend rights or other rights of a shareholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Corporation’s shareholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

8.09 Additional Terms Applicable to Incentive Stock Options. All Options issued under the Plan which are designated as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this Section 8.09.

(a) Amount Limitation. Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under this Plan, and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plans maintained by the Corporation (or any parent or Subsidiary Company), shall not exceed $100,000.

(b) Limitation on Ten Percent Shareholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to shareholders of the Corporation or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 8.04 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

(c) Notice of Disposition; Withholding; Escrow. An Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any minimum withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.09(c).

ARTICLE IX

ADJUSTMENTS FOR CAPITAL CHANGES

9.01 General Adjustments. The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any Option relates, the maximum number of shares that can be covered by Options to each Employee, each Non-Employee Director and Non-Employee Directors as a group and the exercise price per share of Common Stock under any Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of

Common Stock issued subsequent to the Effective Date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation.

9.02 Adjustments for Mergers and Other Corporate Transactions. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation’s Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each Option shall be converted, subject to the conditions herein stated, into the right to purchase or acquire such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such Optionee would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options, provided that in each case the number of shares or other securities subject to the substituted or assumed stock option and the exercise price thereof shall be determined in a manner that satisfies the requirements of Treasury Regulation §1.424-1 and the regulations issued under Section 409A of the Code so that the substituted or assumed option is not deemed to be a modification of the outstanding Options. Notwithstanding any provision to the contrary herein, the term of any Option granted hereunder and the property which the Optionee shall receive upon the exercise or termination thereof shall be subject to and be governed by the provisions regarding the treatment of any such Options set forth in a definitive agreement with respect to any of the aforementioned transactions entered into by the Corporation to the extent any such Option remains outstanding and unexercised upon consummation of the transactions contemplated by such definitive agreement.

ARTICLE X

AMENDMENT AND TERMINATION OF THE PLAN

The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Options have not been granted, subject to regulations of the OTS and any required shareholder approval or any shareholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Option, alter or impair any Option previously granted or awarded under this Plan except as provided by Article IX hereof or except as specifically authorized herein.

Notwithstanding anything to the contrary herein, in no event shall the Board of Directors without shareholder approval amend the Plan or amend an Option in any manner that effectively allows the repricing of any Option previously granted under the Plan either through a reduction in the Exercise Price or through the cancellation and regrant of a new Option in exchange for the cancelled Option (except as permitted pursuant to Article IX in connection with a change in the Corporation’s capitalization).

ARTICLE XI

EMPLOYMENT RIGHTS

Neither the Plan nor the grant of any Options hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director of the Corporation or a Subsidiary Company to continue in such capacity.

ARTICLE XII

WITHHOLDING

12.01 Tax Withholding. The Corporation may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable minimum withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Optionee to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Option. The Corporation also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.09(c).

12.02 Methods of Tax Withholding. The Board or the Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee’s tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Option and/or by the Optionee’s delivery of previously owned shares of Common Stock or other property.

ARTICLE XIII

EFFECTIVE DATE OF THE PLAN; TERM

13.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Options may be granted hereunder no earlier than the date this Plan is approved by shareholders and no later than the termination of the Plan, provided this Plan is approved by shareholders of the Corporation pursuant to Article XIV hereof.

13.02 Term of Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Options previously granted and such Options shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms or the terms hereof expire or are forfeited.

ARTICLE XIV

SHAREHOLDER APPROVAL

The Corporation shall submit this Plan to shareholders for approval at a meeting of shareholders of the Corporation held within twelve (12) months following the Effective Date in order to meet the requirements of (i) Section 422 of the Code and regulations thereunder and (ii) Section 162(m) of the Code and regulations thereunder. In addition to any other shareholder approvals that may be deemed necessary or appropriate by the Corporation, this Plan is subject to approval by a majority of the total votes eligible to be cast by shareholders of the Company.

ARTICLE XV

MISCELLANEOUS

15.01 Governing Law. To the extent not governed by federal law, this Plan shall be construed under the laws of the State of Louisiana.

APPENDIX B

HOME BANCORP, INC.

2009 RECOGNITION AND RETENTION PLAN AND TRUST AGREEMENT

ARTICLE I

ESTABLISHMENT OF THE PLAN AND TRUST

1.01 Home Bancorp, Inc. (the “Corporation”) hereby establishes the 2009 Recognition and Retention Plan (the “Plan”) and Trust (the “Trust”) upon the terms and conditions hereinafter stated in this 2009 Recognition and Retention Plan and Trust Agreement (the “Agreement”).

1.02 The Trustee hereby accepts this Trust and agrees to hold the Trust assets existing on the date of this Agreement and all additions and accretions thereto upon the terms and conditions hereinafter stated.

ARTICLE II

PURPOSE OF THE PLAN

The purpose of the Plan is to retain personnel of experience and ability in key positions by providing Employees and Non-Employee Directors with a proprietary interest in the Corporation and its Subsidiary Companies as compensation for their contributions to the Corporation and the Subsidiary Companies and as an incentive to make such contributions in the future. Each Recipient of a Plan Share Award hereunder is advised to consult with his or her personal tax advisor with respect to the tax consequences under federal, state, local and other tax laws of the receipt of a Plan Share Award hereunder.

ARTICLE III

DEFINITIONS

The following words and phrases when used in this Agreement with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronouns shall include the feminine pronouns and the singular shall include the plural.

3.01 “Advisory Director” means a person appointed to serve as an advisory or emeritus director by the Board of the Corporation or a Subsidiary Company or any successors thereto.

3.02 “Bank” means Home Bank, the wholly owned subsidiary of the Corporation.

3.03 “Beneficiary” means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient’s death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient’s surviving spouse, if any, or if none, his or her estate.

3.04 “Board” means the Board of Directors of the Corporation.

3.06 “Change in Control” shall mean a change in the ownership of the Corporation or the Bank, a change in the effective control of the Corporation or the Bank or a change in the ownership of a substantial portion of the assets of the Corporation or the Bank, in each case as provided under Section 409A of the Code and the regulations thereunder. In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Corporation, the Bank or a subsidiary of either of them, by the Corporation, the Bank, any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 3.05, the term “person” shall include the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

3.06 “Code” means the Internal Revenue Code of 1986, as amended.

3.07 “Committee” means the committee appointed by the Board pursuant to Article IV hereof.

3.08 “Common Stock” means shares of the common stock, $0.01 par value per share, of the Corporation.

3.09 “Director” means a member of the Board of Directors of the Corporation or a Subsidiary Company or any successors thereto, including Non-Employee Directors as well as Officers and Employees serving as Directors.

3.10 “Disability” means in the case of any Recipient that the Recipient: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Corporation or the Bank (or would have received such benefits for at least three months if he had been eligible to participate in such plan).

3.11 “Effective Date” means the day upon which the Board adopts this Plan.

3.12 “Employee” means any person who is employed by the Corporation or a Subsidiary Company or is an Officer of the Corporation or a Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Corporation or a Subsidiary Company.

3.13 “Employer Group” means the Corporation and any Subsidiary Company which, with the consent of the Board, agrees to participate in the Plan.

3.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

3.15 “Non-Employee Director” means a member of the Board (including advisory boards, if any) of the Corporation or any Subsidiary Company or any successor thereto, including an Advisory Director of the Board of the Corporation and/or any Subsidiary Company or a former Officer or Employee of the Corporation and/or any Subsidiary Company serving as a Director or Advisory Director who is not an Officer or Employee of the Corporation or any Subsidiary Company.

3.16 “Officer” means an Employee whose position in the Corporation or a Subsidiary Company is that of a corporate officer, as determined by the Board.

3.17 “OTS” means the Office of Thrift Supervision.

3.18 “Plan Shares” or “Shares” means shares of Common Stock which may be distributed to a Recipient pursuant to the Plan.

3.19 “Plan Share Award” or “Award” means a right granted under this Plan to receive a distribution of Plan Shares upon completion of the service requirements described in Article VII hereof.

3.20 “Recipient” means an Employee or Non-Employee Director or former Employee or Non-Employee Director who receives a Plan Share Award under the Plan.

3.21 “Subsidiary Companies” means those subsidiaries of the Corporation, including the Bank, which meet the definition of “subsidiary corporations” set forth in Section 424(f) of the Code, at the time of the granting of the Plan Share Award in question.

3.22 “Trustee” means such firm, entity or persons approved by the Board to hold legal title to the Plan and the Plan assets for the purposes set forth herein.

ARTICLE IV

ADMINISTRATION OF THE PLAN

4.01 Duties of the Committee. The Plan shall be administered and interpreted by the Committee, which shall consist of two or more members of the Board, each of whom shall be a Non-Employee Director, as defined in Rule 16b-3(b)(3)(i) of the Exchange Act. In addition, each member of the Committee shall be an (i) “outside director” within the meaning of Section 162(m) of the Code and the regulations thereunder at such times as is required under such regulations and (ii) an “independent director” as such term is defined in Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market or any successor thereto. The Committee shall have all of the powers allocated to it in this and other sections of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Plan Share Award granted hereunder shall be final and binding in the absence of action by the Board. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than once per calendar year.

4.02 Role of the Board. The members of the Committee and the Trustee shall be appointed or approved by, and will serve at the pleasure of, the Board. The Board may in its discretion from time to time remove members from, or add members to, the Committee, and may remove or replace the Trustee, provided that any directors who are selected as members of the Committee shall be Non-Employee Directors.

4.03 Revocation for Misconduct. Notwithstanding anything to the contrary herein, the Board or the Committee may by resolution immediately revoke, rescind and terminate any Plan Share Award, or portion thereof, to the extent not yet vested, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Unvested Plan Share Awards to a Non-Employee Director who is removed for cause pursuant to the Corporation’s Articles of Incorporation or Bylaws or the Bank’s Articles of Incorporation or Bylaws or the constituent documents of such other Subsidiary Company on whose board he or she serves shall terminate as of the effective date of such removal.

4.04 Limitation on Liability. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Plan Shares or Plan Share Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and any Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, the Corporation shall pay ongoing expenses incurred by such member if a majority of disinterested directors concludes that such member may ultimately be entitled to indemnification, provided, however, that before making advance payment of expenses, the Corporation shall obtain an agreement that the Corporation will be repaid if such member is later determined not to be entitled to such indemnification.

4.05 Compliance with Laws and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency or shareholders as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

4.06 Restrictions on Transfer. The Corporation may place a legend upon any certificate representing shares issued pursuant to a Plan Share Award noting that such shares may be restricted by applicable laws and regulations.

4.07 No Deferral of Compensation Under Section 409A of the Code. All awards granted under the Plan are designed to not constitute a deferral of compensation for purposes of Section 409A of the Code. Notwithstanding any other provision in this Plan to the contrary, all of the terms and conditions of any Awards granted under this Plan shall be designed to satisfy the exemption for restricted stock awards set forth in the regulations issued under Section 409A of the Code. Both this Plan and the terms of all Awards granted hereunder shall be interpreted in a manner that requires compliance with all of the requirements of the exemption for restricted stock awards set forth in the regulations issued under Section 409A of the Code. No Recipient shall be permitted to defer the recognition of income beyond the vesting date of an Award.

ARTICLE V

CONTRIBUTIONS

5.01 Amount and Timing of Contributions. The Board shall determine the amount (or the method of computing the amount) and timing of any contributions by the Corporation and any Subsidiary Companies to the Trust established under this Plan. Such amounts may be paid in cash or in shares of Common Stock and shall be paid to the Trust at the designated time of contribution. No contributions by Employees or Non-Employee Directors shall be permitted.

5.02 Investment of Trust Assets; Number of Plan Shares. Subject to Section 8.02 hereof, the Trustee shall invest all of the Trust’s assets primarily in Common Stock. The aggregate number of Plan Shares available for distribution pursuant to this Plan shall be 357,075 shares of Common Stock, subject to adjustment as provided in Section 9.01 hereof, which shares shall be purchased (from the Corporation and/or, if permitted by applicable regulations, from shareholders thereof) by the Trust with funds contributed by the Corporation. During the time this Plan remains in effect, Awards to each

Employee and each Non-Employee Director shall not exceed 25.0% and 5.0% of the shares of Common Stock available under the Plan, respectively, and Plan Share Awards to Non-Employee Directors in the aggregate shall not exceed 30.0% of the number of shares available under this Plan, in each case subject to adjustment as provided in Section 9.01 hereof.

ARTICLE VI

ELIGIBILITY; ALLOCATIONS

6.01 Awards. Plan Share Awards may be made to such Employees and Non-Employee Directors as may be selected by the Board or the Committee. In selecting those Employees to whom Plan Share Awards may be granted and the number of Shares covered by such Awards, the Board or the Committee shall consider the duties, responsibilities and performance of each respective Employee and Non-Employee Director, his or her present and potential contributions to the growth and success of the Corporation, his or her salary or other compensation and such other factors as deemed relevant to accomplishing the purposes of the Plan. The Board or the Committee may but shall not be required to request the written recommendation of the Chief Executive Officer of the Corporation other than with respect to Plan Share Awards to be granted to him or her.

6.02 Form of Allocation. As promptly as practicable after an allocation pursuant to Section 6.01 that a Plan Share Award is to be issued, the Board or the Committee shall notify the Recipient in writing of the grant of the Award, the number of Plan Shares covered by the Award, and the terms upon which the Plan Shares subject to the Award shall be distributed to the Recipient. The Board or the Committee shall maintain records as to all grants of Plan Share Awards under the Plan.

6.03 Allocations Not Required to any Specific Employee or Non-Employee Director. No Employee or Non-Employee Director shall have any right or entitlement to receive a Plan Share Award hereunder, with such Awards being at the total discretion of the Board or the Committee.

ARTICLE VII

EARNING AND DISTRIBUTION OF PLAN SHARES; VOTING RIGHTS

7.01 Earning Plan Shares; Forfeitures.

(a) General Rules. Subject to the terms hereof, Plan Share Awards shall be earned by a Recipient at a rate no more rapid than twenty percent (20%) of the aggregate number of Shares covered by the Award as of each annual anniversary of the date of grant of the Award, with such vesting rate to be determined by the Committee. If the employment of an Employee or service as a Non-Employee Director (including for purposes hereof service as an Advisory Director) is terminated before the Plan Share Award has been completely earned for any reason (except as specifically provided in subsection (b) below), the Recipient shall forfeit the right to any Shares subject to the Award which have not theretofore been earned. In the event of a forfeiture of the right to any Shares subject to an Award, such forfeited Shares shall become available for allocation pursuant to Section 6.01 hereof as if no Award had been previously granted with respect to such Shares. No fractional shares shall be distributed pursuant to this Plan. In determining the number of Shares which are earned as of any annual anniversary date, fractional shares shall be rounded down to the nearest whole number, provided that such fractional Shares shall be aggregated and distributed on the final date of vesting.

(b) Exception for Terminations Due to Death, Disability or Change in Control. Notwithstanding the general rule contained in Section 7.01(a), all Plan Shares subject to a Plan Share Award held by a Recipient whose employment with the Corporation or any Subsidiary Company or service as a Non-Employee Director (including for purposes hereof service as an Advisory Director)

terminates due to death or Disability shall be deemed earned as of the Recipient’s last day of employment with or service to the Corporation or any Subsidiary Company (provided, however, no such accelerated vesting shall occur if a Recipient remains employed by or continues to serve as a Director (including for purposes hereof service as an Advisory Director) of at least one member of the Employer Group) and shall be distributed as soon as practicable thereafter. Furthermore, notwithstanding the general rule contained in Section 7.01(a), all Plan Shares subject to a Plan Share Award held by a Recipient shall be deemed earned as of the effective date of a Change in Control.

7.02 Distribution of Dividends. Any cash dividends, stock dividends or returns of capital declared in respect of each unvested Plan Share Award will be held by the Trust for the benefit of the Recipient on whose behalf such Plan Share Award is then held by the Trust, and such dividends or returns of capital, including any interest thereon, will be paid out proportionately by the Trust to the Recipient thereof as soon as practicable after the Plan Share Award becomes earned.

7.03 Distribution of Plan Shares.

(a) Timing of Distributions: General Rule. Subject to the provisions of Section 7.05 hereof, Plan Shares shall be distributed to the Recipient or his or her Beneficiary, as the case may be, as soon as practicable after they have been earned.

(b) Form of Distributions. All Plan Shares, together with any Shares representing stock dividends, shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each Plan Share earned and distributable. Payments representing cash dividends shall be made in cash.

(c) Withholding. The Trustee may withhold from any cash payment or Common Stock distribution made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of a cash payment is insufficient, the Trustee may require the Recipient or Beneficiary to pay to the Trustee the amount required to be withheld as a condition of delivering the Plan Shares. The Trustee shall pay over to the Corporation or any Subsidiary Company which employs or employed such Recipient any such amount withheld from or paid by the Recipient or Beneficiary.

(d) Restrictions on Selling of Plan Shares. Plan Share Awards may not be sold, assigned, pledged or otherwise disposed of prior to the time that they are earned and distributed pursuant to the terms of this Plan. Upon distribution, the Board or the Committee may require the Recipient or his or her Beneficiary, as the case may be, to agree not to sell or otherwise dispose of his distributed Plan Shares except in accordance with all then applicable federal and state securities laws, and the Board or the Committee may cause a legend to be placed on the stock certificate(s) representing the distributed Plan Shares in order to restrict the transfer of the distributed Plan Shares for such period of time or under such circumstances as the Board or the Committee, upon the advice of counsel, may deem appropriate.

7.04 Voting of Plan Shares. All shares of Common Stock held by the Trust shall be voted by the Trustee in its discretion. Recipients of Plan Share Awards shall have no voting rights until the Common Stock is earned and distributed pursuant to the terms of the Plan Share Award.

7.05 Nontransferable. Plan Share Awards and rights to Plan Shares shall not be transferable by a Recipient, and during the lifetime of the Recipient, Plan Shares may only be earned by and paid to a Recipient who was notified in writing of an Award by the Committee pursuant to Section 6.02. No Recipient or Beneficiary shall have any right in or claim to any assets of the Plan or Trust, nor shall the Corporation or any Subsidiary Company be subject to any claim for benefits hereunder.

ARTICLE VIII

TRUST

8.01 Trust. The Trustee shall receive, hold, administer, invest and make distributions and disbursements from the Trust in accordance with the provisions of this Plan and Trust and the applicable directions, rules, regulations, procedures and policies established by the Committee pursuant to this Plan.

8.02 Management of Trust. It is the intent of this Plan and Trust that the Trustee shall have complete authority and discretion with respect to the arrangement, control and investment of the Trust, and that the Trustee shall invest all assets of the Trust in Common Stock to the fullest extent practicable, except to the extent that the Trustee determines that the holding of monies in cash or cash equivalents is appropriate to meet the obligations of the Trust. In performing its duties, the Trustee shall have the power to do all things and execute such instruments as may be deemed necessary or proper, including the following powers:

(a) To invest up to one hundred percent (100%) of all Trust assets in Common Stock without regard to any law now or hereafter in force limiting investments for trustees or other fiduciaries. The investment authorized herein may constitute the only investment of the Trust, and in making such investment, the Trustee is authorized to purchase Common Stock from the Corporation or from any other source, and such Common Stock so purchased may be outstanding, newly issued, or treasury shares.

(b) To invest any Trust assets not otherwise invested in accordance with (a) above, in such deposit accounts, and certificates of deposit, obligations of the United States Government or its agencies or such other investments as shall be considered the equivalent of cash.

(c) To cause stocks, bonds or other securities to be registered in the name of a nominee, without the addition of words indicating that such security is an asset of the Trust (but accurate records shall be maintained showing that such security is an asset of the Trust).

(d) To hold cash without interest in such amounts as may in the opinion of the Trustee be reasonable for the proper operation of the Plan and Trust.

(e) To employ brokers, agents, custodians, consultants and accountants.

(f) To hire counsel to render advice with respect to its rights, duties and obligations hereunder, and such other legal services or representation as it may deem desirable.

(g) To hold funds and securities representing the amounts to be distributed to a Recipient or his Beneficiary as a consequence of a dispute as to the disposition thereof, whether in a segregated account or held in common with other assets of the Trust.

Notwithstanding anything herein contained to the contrary, the Trustee shall not be required to make any inventory, appraisal or settlement or report to any court, or to secure any order of court for the exercise of any power herein contained, or give bond.

8.03 Records and Accounts. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection by any legally entitled person or entity to the extent required by applicable law, or any other person determined by the Board or the Committee.

8.04 Expenses. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation or, in the discretion of the Corporation, the Trust.

8.05 Indemnification. Subject to the requirements of applicable laws and regulations, the Corporation shall indemnify, defend and hold the Trustee harmless against all claims, expenses and liabilities arising out of or related to the exercise of the Trustee’s powers and the discharge of its duties hereunder, unless the same shall be due to its gross negligence or willful misconduct.

ARTICLE IX

MISCELLANEOUS

9.01 Adjustments for Capital Changes. The aggregate number of Plan Shares available for distribution pursuant to the Plan Share Awards, the number of Shares to which any unvested Plan Share Award relates and the maximum number of Plan Shares which may be granted to any Employee, to any Non-Employee Director or to all Non-Employee Directors as a group shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from any split, subdivision or consolidation of shares or other capital adjustment, the payment of a stock dividend or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation or of another corporation, the shares of the Corporation’s Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each Recipient of a Plan Share Award shall be entitled, subject to the conditions herein stated, to receive such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such Recipients would have been entitled to receive except for such action.

9.02 Amendment and Termination of Plan. The Board may, by resolution, at any time amend or terminate the Plan, subject to any required shareholder approval or any shareholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the Recipient, alter or impair his or her Plan Share Award except as specifically authorized herein. Termination of this Plan shall not affect Plan Share Awards previously granted, and such Plan Share Awards shall remain valid and in effect until they (a) have been fully earned, (b) are surrendered, or (c) expire or are forfeited in accordance with their terms.

9.03 Employment or Service Rights. Neither the Plan nor any grant of a Plan Share Award or Plan Shares hereunder nor any action taken by the Trustee, the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director to continue in such capacity.

9.04 Voting and Dividend Rights. No Recipient shall have any voting or dividend rights or other rights of a shareholder in respect of any Plan Shares covered by a Plan Share Award, except as expressly provided in Sections 7.02 and 7.04 above, prior to the time said Plan Shares are actually earned and distributed to him.

9.05 Governing Law. To the extent not governed by federal law, the Plan and Trust shall be governed by the laws of the State of Louisiana.

9.06 Effective Date. This Plan shall be effective as of the Effective Date, and Awards may be granted hereunder no earlier than the date this Plan is approved by the shareholders of the Corporation and prior to the termination of the Plan. The implementation of this Plan is subject to the approval of the Plan by a majority of the total votes eligible to be cast by the Corporation’s shareholders.

9.07 Term of Plan. This Plan shall remain in effect until the earlier of (i) ten (10) years from the Effective Date, (ii) termination by the Board, or (iii) the distribution to Recipients and Beneficiaries of all the assets of the Trust.

9.08 Tax Status of Trust. It is intended that the Trust established hereby be treated as a Grantor Trust of the Corporation under the provisions of Section 671 et seq. of the Code, as the same may be amended from time to time.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers and the initial Trustees of the Trust established pursuant hereto have duly and validly executed this Agreement, all on this 16th day of February, 2009.

HOME BANCORP, INC.		TRUSTEES:

By:	/s/ John W. Bordelon	/s/ Paul J. Blanchet, III
	John W. Bordelon	Paul J. Blanchet, III,
	President and Chief Executive Officer	Trustee

/s/ John A. Hendry
John A. Hendry,
Trustee

/s/ Marc W. Judice
Marc W. Judice,
Trustee

/s/ Michael P. Maraist
Michael P. Maraist,
Trustee

REVOCABLE PROXY

HOME BANCORP, INC.

☒	Please Mark Votes As in This Example

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOME BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2009 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints the Board of Directors of Home Bancorp, Inc. or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of common stock of Home Bancorp, Inc. held of record by the undersigned on March 16, 2009 at the Annual Meeting of Shareholders to be held at the main office of Home Bank, located at 503 Kaliste Saloom Road, Lafayette, Louisiana on Tuesday, May 12, 2009, at 9:00 a.m., Central Daylight Time, or at any adjournment thereof.

1.	ELECTION OF DIRECTORS FOR A THREE-YEAR TERM:

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT

Nominees for three-year term expiring in 2012: Henry W. Busch, Jr., Lester J. Dailey and John A. Hendry

Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	Proposal to approve the adoption of the 2009 Stock Option Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal to approve the adoption of the 2009 Recognition and Retention Plan and Trust Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote “FOR” all of the nominees listed above, “FOR” the approval of the 2009 Stock Option Plan and “FOR” the approval of the 2009 Recognition and Retention Plan and Trust Agreement.

THE SHARES OF HOME BANCORP’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS, FOR APPROVAL OF THE 2009 STOCK OPTION PLAN AND FOR APPROVAL OF THE 2009 RECOGNITION AND RETENTION PLAN AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Home Bancorp, Inc. called for May 12, 2009, the accompanying proxy statement and the Annual Report prior to the signing of this proxy.

Please be sure to date this Proxy and sign in the box below.	Date
Shareholder sign above	Co-holder (if any) sign above

▲            Detach above card, sign, date and mail in postage paid envelope provided.            ▲

HOME BANCORP, INC.

Please sign this Proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity,

please give title. When shares are held jointly, only one holder need sign.

PLEASE ACT PROMPTLY

MARK, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 12, 2009. This proxy statement and our 2008 Annual Report on Form 10-K as well as directions to the annual meeting are available at http://home24bank/investorroom.com.

PROFIT SHARING 401(k) PLAN VOTING INSTRUCTION BALLOT

HOME BANCORP, INC.

☒	Please Mark Votes As in This Example

The undersigned hereby instructs the Trustees of the Profit Sharing 401(k) Plan of Home Bank to vote, as designated below, all the shares of common stock of Home Bancorp, Inc. allocated to my Profit Sharing 401(k) Plan account as of March 16, 2009 at the Annual Meeting of Shareholders to be held at the main office of Home Bank, located at 503 Kaliste Saloom Road, Lafayette, Louisiana on Tuesday, May 12, 2009, at 9:00 a.m., Central Daylight Time, or at any adjournment thereof.

1.	ELECTION OF DIRECTORS FOR THREE-YEAR TERM

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT

Nominees for three-year term expiring in 2012: Henry W. Busch, Jr., Lester J. Dailey and John A. Hendry

Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	Proposal to approve the adoption of the 2009 Stock Option Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal to approve the adoption of the 2009 Recognition and Retention Plan and Trust Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote “FOR” all of the nominees listed above, “FOR” the approval of the 2009 Stock Option Plan and “FOR” the approval of the 2009 Recognition and Retention Plan and Trust Agreement.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Home Bancorp, Inc. called for May 12, 2009, the accompanying proxy statement and the Annual Report prior to the signing of this card.

Please be sure to date this Card and sign in the box below.	Date
Plan Participant sign above

▲            Detach above card, sign, date and mail in postage paid envelope provided.            ▲

HOME BANCORP, INC.

PLEASE MARK, SIGN THIS CARD EXACTLY AS YOUR NAME APPEARS ON THIS CARD, DATE AND RETURN 401(k) VOTING INSTRUCTION BALLOT PROMPTLY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE CARD IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 12, 2009. This proxy statement and our 2008 Annual Report on Form 10-K as well as directions to the annual meeting are available at http://home24bank/investorroom.com.

Home Bancorp, Inc.

503 Kaliste Saloom Road

Lafayette, Louisiana 70508

April 2, 2009

To:	Participants in Home Bank’s Profit Sharing 401(k) Plan

Re:	Instructions for voting shares of Home Bancorp, Inc.

As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Shareholders of Home Bancorp, Inc. We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of Home Bancorp allocated to your account in the Home Bank 401(k) Plan will be voted.

Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, the Annual Report to Shareholders and Voting Instruction Ballot. After you have reviewed the Proxy Statement, we urge you to vote your allocated shares held in the 401(k) Plan by marking, dating, signing and returning the enclosed Voting Instruction Ballot in the envelope provided. Registrar and Transfer Company will tabulate the votes for the purpose of having those shares voted by the Trustees.

We urge each of you to vote, as a means of participating in the governance of the affairs of Home Bancorp. If your voting instructions are not received, the shares allocated to your Profit Sharing 401(k) Plan account will generally not be voted. While we hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed material relates only to those shares which have been allocated to you in your account under the Profit Sharing 401(k) Plan. If you also own shares of Home Bancorp common stock outside of the Profit Sharing 401(k) Plan, you should receive other voting material for those shares owned by you individually. Please return all your voting material so that all your shares may be voted.

HOME BANCORP, INC. EMPLOYEE STOCK OWNERSHIP PLAN

VOTING INSTRUCTION BALLOT

HOME BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

☒	Please Mark Votes As in This Example

The undersigned hereby instructs the Trustees of the Employee Stock Ownership Plan of Home Bank to vote, as designated below, all the shares of common stock of Home Bancorp, Inc. allocated to my Employee Stock Ownership Plan account as of March 16, 2009 at the Annual Meeting of Shareholders to be held at the main office of Home Bank located at 503 Kaliste Saloom Road, Lafayette, Louisiana, on Tuesday, May 12, 2009, at 9:00 a.m., Central Daylight Time, or at any adjournment thereof.

1.	ELECTION OF DIRECTORS FOR THREE-YEAR TERM

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT

Nominees for three-year term expiring in 2012: Henry W. Busch, Jr., Lester J. Dailey and John A. Hendry

Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	Proposal to approve the adoption of the 2009 Stock Option Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal to approve the adoption of the 2009 Recognition and Retention Plan and Trust Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote “FOR” all of the nominees listed above, “FOR” the approval of the 2009 Stock Option Plan and “FOR” the approval of the 2009 Recognition and Retention Plan and Trust Agreement.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Home Bancorp, Inc. called for May 12, 2009, the accompanying proxy statement and the Annual Report prior to the signing of this card.

Please be sure to date this Card and sign in the box below.	Date
Plan Participant sign above

▲            Detach above card, sign, date and mail in postage paid envelope provided.            ▲

HOME BANCORP, INC.

PLEASE MARK, SIGN THIS CARD EXACTLY AS YOUR NAME APPEARS ON THIS CARD, DATE AND RETURN ESOP VOTING INSTRUCTION BALLOT PROMPTLY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE CARD IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 12, 2009. This proxy statement and our 2008 Annual Report on Form 10-K as well as directions to the annual meeting are available at http://home24bank/investorroom.com.

Home Bancorp, Inc.

503 Kaliste Saloom Road

Lafayette, Louisiana 70508

April 2, 2009

To:	Participants in Home Bancorp’s Employee Stock Ownership Plan

Re:	Instructions for voting shares of Home Bancorp, Inc.

As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Shareholders of Home Bancorp, Inc. We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of Home Bancorp allocated to your account in the Home Bancorp Employee Stock Ownership Plan will be voted.

Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, the Annual Report to Shareholders and Voting Instruction Ballot. After you have reviewed the Proxy Statement, we urge you to vote your allocated shares held in the Employee Stock Ownership Plan by marking, dating, signing and returning the enclosed Voting Instruction Ballot in the envelope provided. Registrar and Transfer Company will tabulate the votes for the purpose of having those shares voted by the Trustees.

We urge each of you to vote, as a means of participating in the governance of the affairs of Home Bancorp. If your voting instructions are not received, the shares allocated to your Employee Stock Ownership Plan account will generally not be voted. While we hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed material relates only to those shares which have been allocated to you in your account under the Employee Stock Ownership Plan. If you also own shares of Home Bancorp common stock outside of the Employee Stock Ownership Plan, you should receive other voting material for those shares owned by you individually or through other plans. Please return all your voting material so that all your shares may be voted.